UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2013 (May 14, 2013)

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

200 E. Randolph Street, 24th Floor
Chicago, Illinois		60601-6436
(Address of Principal Executive Offices)		(ZIP Code)

(312) 565-6868
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On May 14, 2013, Ann Mayberry-French resigned as General Counsel and Corporate Secretary of Merge Healthcare Incorporated (the “Company”) to pursue other interests. Ms. Mayberry-French will assist with an orderly transition in responsibilities. Ms. Mayberry-French’s resignation was not due to any disagreement between Ms. Mayberry-French and the Company on any matter relating to the Company’s operations, policies, or practices.

(e)

In connection with Ms. Mayberry-French’s resignation, the Company entered into a Letter Agreement (the “Letter Agreement”) and a General Release (the “General Release”), each dated May 17, 2013, with Ms. Mayberry-French. Under the terms of the Letter Agreement and the General Release, Ms. Mayberry-French has agreed to a general release of claims with respect to the Company and is subject to non−disparagement, cooperation and confidentiality provisions. In consideration for her agreement to the general release and these restrictive covenants, and subject to compliance with the terms of the Letter Agreement and the General Release, the Company has agreed to pay Ms. Mayberry-French certain cash severance payments in the aggregate amount of $190,000 and Ms. Mayberry-French will receive certain other separation benefits.  The Letter Agreement is attached hereto as Exhibit 10.1 and the General Release is attached hereto as Exhibit 10.2 and each is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Letter Agreement, dated May 17, 2013

10.2	General Release, dated May 17, 2013, between Merge Healthcare Incorporated and Ann Mayberry-French

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: May 20, 2013	By:	/s/ Justin C. Dearborn
	Name:	Justin C. Dearborn
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated May 17, 2013

10.2	General Release, dated May 17, 2013, between Merge Healthcare Incorporated and Ann Mayberry-French